SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF AMERANT BANCORP INC. Pursuant to Section 607.1007 of the Florida Business Corporation Act, the undersigned, being the Executive Vice President, Chief Legal Officer and Corporate Secretary of Amerant Bancorp Inc. (hereinafter the “Corporation”), a Florida corporation, and desir ing to amend and restate its Amended and Restated Articles of Incorporation, as amended, does hereby certify: FIRST: The Amended and Restated Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on February 6, 2018, Document No. 500308842045. SECOND: The Second Amended and Restated Articles of Incorporation were adopted by the shareholders. The number of votes cast for the amendment by the shareholders were sufficient for approval. THIRD: The text of the Amended and Restated Articles of Incorporation is hereby amended and restated as set forth in full and shall supersede the Amended and Restated Articles of Incorporation. ARTICLE I NAME The name of this Corporation is “Amerant Bancorp Inc.” ARTICLE II PURPOSE The objects, purposes, and powers for which the Corporation is organized are as follows: (1) to purchase or otherwise acquire, to own and to hold the stock of banks and other corporations, and to do every act and thing covered generally by the denominations “holding corporation”, “bank holding company”, and “financial holding company”, and especially to direct the operations of other entities through the ownership of stock or other interests therein; (2) to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge, hypothecate or otherwise transfer or dispose of stock, scrip, warrants, rights, bonds, securities or evidences of indebtedness issued or guaranteed by any other corporations, partnerships, limited liability companies, or trusts, or any bonds or evidences of indebtedness of the United States or any other country or jurisdiction, or any state, district, territory, dependency or county or subdivision or municipality thereof, and to issue and exchange therefor cash, capital stock, bonds, notes or other securities, evidences of indebtedness or obligations of the Corporation and while the owner thereof to exercise all rights, powers and privileges of ownership, including the right to vote on any shares of stock, voting trust certificates or other instruments so owned; and

(3) to transact any business, to engage in any lawful act or activity and to exercise all powers permitted to corporations by the Florida Business Corporation Act, as the same exists or may hereafter be amended (the “FBCA”). The enumeration herein of the objects, purposes, and powers of the Corporation shall not be deemed to exclude or in any way limit by inference any powers, objects or purposes that the Corporation is empowered to exercise, whether expressly, by purpose or by any of the laws of the State of Florida or any reasonable construction of such laws. ARTICLE III SHARES 3.1 General. The total number of shares (“Shares”) of capital stock that the Corporation shall have the authority to issue is 300,000,000, consisting of the following: (1) 250,000,000 shares of common stock, consisting of 225,000,000 shares of Class A voting common stock, par value $0.10 per share (the “Common Stock”), and 25,000,000 shares of Class A non-voting common stock, par value $0.10 per share, having the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, as set forth on Exhibit A attached hereto and incorporated herein; and (2) 50,000,000 shares of preferred stock, $0.10 par value per share (“Preferred Stock”). 3.2 Common Stock. Subject to the provisions of any applicable law or the bylaws of the Corporation (as from time to time may be amended) (the “Bylaws”) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law, in these Articles, or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote. 3.3 Preferred Stock. The Board of Directors is hereby expressly authorized to provide for, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. 3.4 Dividends. Dividends upon all classes and series of shares shall be payable only when, as and if declared by the Board of Directors from funds lawfully available therefor, which funds shall include, without limitation, the Corporation’s capital surplus. Dividends upon any class or series of Corporation shares may be paid in cash, property, or shares of any class or series or other securities or evidences of indebtedness of the Corporation or any other issuer, as may be determined by resolution or resolutions of the Board of Directors.

ARTICLE IV BOARD OF DIRECTORS All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, each of whose members shall have the qualifications, if any, set forth in the Bylaws, and who need not be residents of the State of Florida. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock, if any, voting as a separate voting group or groups) that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of the Board of Directors, but in no event shall be fewer than 5 nor more than 15. ARTICLE V SPECIAL PROVISIONS 5.1 Bylaws. Subject always to such bylaws as may be adopted from time to time by the Corporation’s shareholders, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws, but any bylaw adopted by the Board of Directors may be altered, amended or repealed by the shareholders. The Bylaws or any particular bylaw may fix a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the FBCA. 5.2 Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes as may properly be brought before the meeting in accordance with the Bylaws, unless otherwise prescribed by statute, may be called by the Chairperson, the Chief Executive Officer, the President or any Co-President or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of Shares of the Corporation’s capital stock representing not less than 25% of all votes entitled to be cast on the proposed issue or issues. Notwithstanding the foregoing, whenever holders of one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of such class or series of Preferred Stock, special meetings of holders of such class or series of Preferred Stock. Only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting of the shareholders. 5.3 Shareholder Action Without a Meeting. Any action required or permitted to be taken by the holders of Common Stock must be effected at a duly called annual or special meeting of the Corporation’s shareholders and may not be effected by any consent in writing. Whenever the vote of holders of shares of any class or series other than Common Stock is required or permitted by the FBCA or these Articles, the meeting and vote of such shareholders may be dispensed with if such action is taken with the written consent of such holders representing not less than a majority of the voting power of all the capital stock of such class or series entitled to vote upon such action if a meeting were held; provided that in no case shall the written consent be by such holders having less than the minimum percentage of the vote required by the FBCA or these Articles, and further provided that prompt notice is given in writing to all such shareholders entitled to vote thereon of the taking of corporate action without a meeting and by less than unanimous written consent.

5.4 Indemnification. The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by the FBCA and other applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that he or she, or a person for whom he or she is the personal or legal representative, heir, or executor, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability, damages, and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person, provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any Covered Person in connection with any suit, action or proceeding (or part thereof) initiated by such Covered Person unless such suit, action or proceeding (or part thereof) was authorized or consented to by the Board of Directors. Any amendment, repeal, or modification of this Section 5.4 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights to indemnification and to the advancement of expenses conferred in this Section 5.4 shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles (as now or hereafter in effect), the Bylaws (as now or hereafter in effect), any statute, agreement, vote of shareholders or disinterested directors, or otherwise. ARTICLE VI AMENDMENT OF ARTICLES OF INCORPORATION The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles, in the manner now or hereafter prescribed by the FBCA or these Articles, and all rights conferred upon the Corporation’s shareholders herein are granted subject to this reservation. * * * * * [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Amerant Bancorp Inc. has caused these Articles of Incorporation to be signed by the undersigned officer on November 17, 2021. AMERANT BANCORP INC. By: /s/ Ivan E. Trujillo Name: Ivan E. Trujillo Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT A CERTIFICATE OF DESIGNATION OF CLASS A NON-VOTING COMMON STOCK OF AMERANT BANCORP INC. The shares of Class A Non-Voting Common Stock of the Corporation shall have the following terms and provisions: 1. Definitions. a. “Affiliate” has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision. b. “Articles of Incorporation” means the Second Amended and Restated Articles of Incorporation of the Corporation, as amended and in effect from time and time. c. “Board of Directors” means the board of directors of the Corporation. d. A “business day” means any day other than a Saturday or a Sunday or a day on which banks in Florida are authorized or required by law, executive order or regulation to close. e. “Common Stock” means the Class A voting common stock of the Corporation, par value $0.10 per share. f. “Conversion” has the meaning set forth in Section 5. g. “Corporation” means Amerant Bancorp Inc., a Florida corporation. h. “Dividends” has the meaning set forth in Section 3. i. “Liquidation Distribution” has the meaning set forth in Section 4. j. “Non-Voting Common Stock” has the meaning set forth in Section 2. k. “Permissible Transfer” means a transfer by the holder of Non-Voting Common Stock (i) to the Corporation; (ii) in a widespread public distribution of Common Stock or Non-Voting Common Stock; (iii) that is part of an offering that is not a widespread public distribution of Common Stock or Non-Voting Common Stock but is one in which no one transferee (or group of associated transferees) acquires the rights to receive two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of Common Stock or Non-Voting Common Stock to an underwriter for the purpose of conducting a widespread pu blic distribution; (v) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer; or (v i) that is part of a transaction approved by the Board of Governors of the Federal Reserve System. l. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein. m. “Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision. 2. Designation; Number of Shares. The class of shares of capital stock hereby authorized shall be designated as “Non-Voting Common Stock”. The number of authorized shares of the Non-Voting Common Stock shall be 25,000,000 shares. The Non-Voting Common Stock shall have a par value of $0.10 per share. Each share of Non-Voting Common Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Non-Voting Common Stock is identical in all respects to every other share of Non-Voting Common Stock. 3. Dividends. The Non-Voting Common Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”). Accordingly, the holders of record of Non-Voting Common Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the Common Stock, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (a) the per share Dividend declared and paid in respect of each share of Common Stock and (b) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided, however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Non-Voting Common Stock will be entitled to a stock Dividend payable solely in shares of Non-Voting Common Stock. Dividends that are payable on Non-Voting Common Stock will be payable to the holders of record of Non- Voting Common Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of

Common Stock, then the holders of Non-Voting Common Stock will have no right to receive any Dividends. 4. Liquidation. a. Rank. The Non-Voting Common Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation which, by their respective terms, are senior to the Non-Voting Common Stock or the Common Stock, and (ii) pari passu with the Common Stock. Not in limitation of anything contained herein, and for purposes of clarity, the Non-Voting Common Stock is subordinated to the general creditors and subordinated debt holders of the Corporation, and the depositors of the Corporation’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding. b. Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Non-Voting Common Stock will be entitled to receive, for each share of Non- Voting Common Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Non-Voting Common Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Non- Voting Common Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Non-Voting Common Stock would receive in respect of such share if such share had been converted in to shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Non-Voting Common Stock at such time, without regard to any limitations on conversion of the Non-Voting Common Stock). All Liquidation Distributions to the holders of the Non-Voting Common Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof. c. Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Non-Voting Common Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation. 5. Conversion. a. General. i. A holder of Non-Voting Common Stock shall be permitted to convert shares of Non-Voting Common Stock into shares of Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than eight point nine percent (8.9%) of the Common Stock (or of any class of Voting Securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Non-Voting Common Stock). In any such conversion, each share of Non-Voting Common Stock will convert initially into one (1) share of Common Stock, subject to adjustment as provided in Section 6 below. ii. Each share of Non-Voting Common Stock will automatically convert into one (1) share of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6 below, on the date a holder of Non-Voting Common Stock transfers any shares of Non- Voting Common Stock to a non-Affiliate of the holder in a Permissible Transfer. iii. To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall notify the Corporation and shall provide written instructions to the Corporation as to the number of shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the provision of such notice, the Corporation will issue to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) the number of shares of Common Stock into which the Non-Voting Common Stock has been converted. iv. All shares of Common Stock delivered upon conversion of the Non-Voting Common Stock shall be duly authorized, validly issued, fully paid and non- assessable, free and clear of all liens, claims, security interests, charges and other encumbrances. b. Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non‑Voting Common Stock; and if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose. c. No Impairment. The Corporation will not, by amendment of its Articles of

Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Non-Voting Common Stock against impairment. 6. Adjustments. a. Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Non-Voting Common Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. b. Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Non-Voting Common Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non - Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Non-Voting Common Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction. c. Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof. The Corporation will, upon the written request at any time of any holder of Non-Voting Common Stock, provide the holder with a document setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Non-Voting Common Stock. 7. Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Non-Voting Common Stock will thereafter be entitled to receive upon conversion of the Non-Voting Common Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Non-Voting Common Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Non-Voting Common Stock). 8. Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Non-Voting Common Stock will not be redeemable at the option of the Corporation or any holder of Non-Voting Common Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Non-Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Non-Voting Common Stock repurchased or otherwise acquired may be reissued as additional shares of Non-Voting Common Stock. 9. Voting Rights. The holders of Non-Voting Common Stock will not have any voting rights, except as provided for herein and as may otherwise from time to time be required by law. 10. Protective Provisions. So long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, (a) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock, (b) increase or decrease the authorized number of shares of Non‑Voting Common Stock or (c) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would, in any of such instances, have the effect of changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock. In the event that the Corporation offers to repurchase shares of Common Stock, the Corporation shall offer to repurchase shares of Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase. 11. Notices. All notices required or permitted to be given by the Corporation with respect to the Non-Voting Common Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Non-Voting Common Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Non-Voting Common Stock, or of any other matter required to be presented for the approval of the holders of the Non - Voting Common Stock. 12. Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Non-Voting Common Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof. 13. Term. The Non-Voting Common Stock shall have perpetual term unless converted in accordance with Section 5. 14. No Preemptive Rights. The holders of Non-Voting Common Stock are not entitled to any preemptive or preferential right to purchase or subscribe for any capital stock, obligations, warrants or other securities or rights of the Corporation, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Non-Voting Common Stock. 15. Other Rights. The shares of Non-Voting Common Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.